Form C

Cover Page

Name of issuer:

True Syrups & Garnishes DBA Pratt Standard Cocktail Company

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DC
Date of organization: 11/10/2014

Physical address of issuer:

135 Rhode Island Ave NE
Washington DC 20002

Website of issuer:

http://www.prattstandard.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$550,000.00

Deadline to reach the target offering amount:

5/31/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$57,574.00	$19,094.00
Cash & Cash Equivalents:	$4,341.00	$4,999.00
Accounts Receivable:	$5,341.00	$6,848.00
Short-term Debt:	$21,201.00	$18,014.00
Long-term Debt:	$123,803.00	$28,516.00
Revenues/Sales:	$191,803.00	$110,639.00
Cost of Goods Sold:	$141,258.00	$81,824.00
Taxes Paid:	$0.00	$0.00
Net Income:	($77,544.00)	($80,903.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

True Syrups & Garnishes DBA Pratt Standard Cocktail Company

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Victoria Pratt	Founder	Pratt Standard Cocktail Company	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Victoria Pratt	President	2014
Victoria Pratt	CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Victoria Pratt	45000.0 Common Stock	90.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Half of our business is done through Amazon. Should Amazon remove us from their site or change their business model our business could be compromised. We're working with an e-fullfiller to ensure that doesn't happen, but Amazon can change their regulations and we have little leverage to skirt them.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We sell a food product. Should we have an issue with a product and need to recall, that could be expensive. We are FDA approved and follow federal guidelines, but this still poses a risk.

As we release new products, we can't be certain of their success. Should one of our products under perform that could impact business revenues.

We work out of Mess Hall, a food incubator in NE D.C. If we were unable to work out of this space, we could work out of a different space, but it could pose a short delay in our revenue.

Although unlikely, the craft liquor boom in the US could be a trend that isn't here for good. We are betting that this is more than a short term trend, this is a legitimate market shift. However, if craft liquor and cocktails were to fall out of consumer favor, revenues could be impacted.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds:

50% -- Digital marketing

45% -- Hiring brand ambassadors

5% -- Wefunder Intermediary Fee

If we raise: **$300,000**

Use of Proceeds:

40% -- Digital marketing

35% -- Hiring brand ambassadors and a full-time sales staff person

15% -- National trade shows

5% -- Operational efficiency improvements

5% -- Wefunder Intermediary Fee

If we raise: **$550,000**

Use of Proceeds:

30% -- Digital marketing

25% -- Hiring brand ambassadors and a full-time sales staff person

15% -- National trade shows

5% -- Operational efficiency improvements

20% -- Begin scouting for & buildout on our own production facility with tasting room

5% -- Wefunder Intermediary Fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $2,500,000.00 valuation cap; 10.000% discount; 6% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes (“Notes”).

Amount to be Offered: The goal of the raise is $50,000.00

Valuation Cap: $2,500,000.00

Discount: 10%

Maturity Date: Principal and unpaid accrued interest on the Notes will be due and payable three years from the date of the Note Purchase Agreement (the “Maturity Date”).

Interest Rate: Interest will accrue on an annual basis at the rate of 6%.

Early-Bird: Investors investing in the first $150,000.00, will receive a discount of 20%.

Qualified Financing: The issuing of equity securities (“Equity Securities”) in a transaction or series of related transactions resulting in aggregate gross proceeds to the Company of at least $1,000,000.00, including conversion of the Notes and any other indebtedness.

Conversion:

Conversion Price: The lesser of (i) 90% (or 80% for investors in the first $150,000) of the per share price paid by the purchasers of such Equity Securities in the Qualified Financing (the *“Discounted Conversion Price”*), or (ii) the price per share equal to $2,500,000.00 divided by the aggregate number of outstanding shares of the Company’s Common Stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes) (the *“Valuation Cap”*).

Automatic Conversion in a Qualified Financing: If the Company issues Equity Securities in a Qualified Financing, then the Notes, and any accrued but unpaid interest thereon, will automatically convert into the equity securities issued pursuant to the Qualified Financing at the Conversion Price.

Automatic Conversion at the Maturity Date:

In the event that a Qualified Financing is not consummated prior to the Maturity Date, then, at the election of the Requisite Holders made at least five business days prior to the Maturity Date, effective upon the Maturity Date, the outstanding principal balance and any unpaid accrued interest under this Note and each of the other Notes shall be converted into shares of Common Stock of the Company at a conversion price equal to the quotient of $2,500,000.00 dollars divided by the aggregate number of outstanding shares of the Company’s Common Stock as of the Maturity Date (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes).

Sale of Company: Notwithstanding any provision of this Note to the contrary, in the event that the Company consummates a Sale of the Company (as defined in the convertible note) prior to the conversion or repayment in full of this Note, (i) the Company will give the Holder at least five business days prior written notice of the anticipated closing date of such Sale of the Company and (ii) at the closing of such Sale of the Company, the Company will pay the Holder the aggregate amount of principal and interest then outstanding under this Note in full satisfaction of the Company’s obligations under this Note.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The Note Purchase Agreement and the Notes may be amended, or any term thereof waived, upon the written consent of the Company and the Requisite Holders.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	200,000	0	No
Common Stock	800,000	50,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The board of directors is authorized to provide from time to time for the issuance of shares of serial Preferred Stock in series and to fix from time to time before issuance the designation, preferences, privileges, and voting powers of the shares of each series of serial Preferred Stock and the restrictions or qualifications thereof.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Future equity raises after conversion of the note could influence dilution.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares.

As discussed in Question 13, when we engage in an offering of equity involving Stock, Investors may receive a number of shares of Preferred Stock calculated as either the conversion price equal to
the lesser of (i)
90% (or 80% for investors in the first $150,000) of the price paid per share for Equity Securities by the Investors in the Qualified Financing
or (ii) the price equal to the quotient of the valuation cap of $2,500,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.
In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;

- the introduction of new products;

- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the

- market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Kiva
Issue date	06/27/17
Amount	$10,000.00
Outstanding principal plus interest	$4,823.02 as of 02/10/19
Interest rate	0.0% per annum
Maturity date	06/27/20
Current with payments	Yes

0% interest loan

Loan

Lender	Chase Bank
Issue date	06/01/18
Amount	$14,318.00
Outstanding principal plus interest	$14,318.76 as of 02/14/19
Interest rate	17.49% per annum
Maturity date	02/14/19
Current with payments	Yes

Personally-backed business credit card.

Loan

Lender	Victoria Pratt
Issue date	10/31/18
Amount	$68,110.00
Outstanding principal plus interest	$69,050.63 as of 02/01/19
Interest rate	5.5% per annum
Maturity date	11/01/27
Current with payments	Yes

Deferred for 3 years.

Convertible Note

Issue date	02/01/18
Amount	$65,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Valuation cap	$2,500,000.00
Maturity date	02/01/21

36 month maturity date. All notes convert to preferred stock.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2016	Section 4(a)(2)	Common stock	$17,100	General operations
3/2017	Section 4(a)(2)	Common stock	$50,000	General operations
2/2018	Section 4(a)(2)	Convertible Note	$65,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Kathleen Pratt
Amount Invested	$25,000.00
Transaction type	Priced round
Issue date	03/01/17
Relationship	Mother of Founder

Name	Victoria Pratt
Amount Invested	$17,100.00
Transaction type	Priced round
Issue date	11/11/16
Relationship	Founder

Name	David and Kathleen Pratt
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	02/01/18
Interest rate	6.0% per annum
Discount rate	20.0%
Maturity date	02/01/21
Valuation cap	$2,500,000.00
Relationship	Parents of Founder

Name	David Pratt
Amount Invested	$25,000.00
Transaction type	Priced round
Issue date	03/01/17
Relationship	Father of founder

Name	Victoria Pratt
Amount Invested	$68,110.00
Transaction type	Loan
Issue date	10/31/18
Outstanding principal plus interest	$69,050.63 as of 02/14/19
Interest rate	5.5% per annum
Maturity date	11/01/27
Outstanding	Yes
Current with payments	Yes
Relationship	Founder

Deferred payment for 3 years.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our premium craft cocktail syrups give home bartenders access to the same quality ingredients as bars so they can make their favorite cocktails at home. For each of the last 3 years, we've doubled our revenue. Just last year, we sold more than 15,000 bottles around the country. About 1 in 5 customers are repeat customers on Amazon. More and more people are making cocktails at home, and we're supplying them with the premium ingredients to do it.

Right now, 40% of Americans make cocktails at home, and that number is growing as more people realize how easy it is to make bar-quality cocktails. We've already proven this to consumers in the DC area, and now's the time for us to expand our sales nationally. We believe Pratt Standard will become the go-to choice for home bartenders around the country, elevating evenings spent at home with friends, family, and loved ones.

Milestones

True Syrups & Garnishes DBA Pratt Standard Cocktail Company was incorporated in the State of District of Columbia in November 2014.

Since then, we have:

- 2x revenue growth year over year.
- $256K+ revenue in 2018.
- 15,000 bottles sold (2500 cases) sold in 2018.
- 1000 gift sets sold in December 2018 through only one platform (Uncommon Goods).
- 19% rate of customer return.
- 105 wholesale customers/retail outlets in 14 states. 5000+ customers via Amazon.
- 20% average gross margins.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended October 31, 2018, the Company had revenues of $191,803 compared to the year ended October 31, 2017, when the Company had revenues of $110,639. Our gross margin was 26.35% in fiscal year 2018, compared to 26.04% in 2017.
- *Assets.* As of October 31, 2018, the Company had total assets of $57,574, including $4,434 in cash. As of October 31, 2017, the Company had $19,094 in total assets, including $4,999 in cash.
- *Net Loss.* The Company has had net losses of $77,544 and net losses of $80,903 for the fiscal years ended October 31, 2018 and October 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $145,004 for the fiscal year ended October 31, 2018 and $46,530 for the fiscal year ended October 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $92,428 in debt, $67,100 in equity, and $65,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 10 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 18 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

True Syrups & Garnishes DBA Pratt Standard Cocktail Company cash in hand is $8,000, as of January 2019. Over the last three months, revenues have averaged $38,074/month, cost of goods sold has averaged $30,051/month, and operational expenses have averaged $9,235/month, for an average burn rate of $1,212 per month. Our intent is to be profitable in 12 months.

We experience seasonality around the holiday season. During Q1 of 2019, we will expect revenues to fall. We will outgrow our food incubator in two to three years, and will likely want to raise more funds (either through debt or another Wefunder campaign) to build out another production facility and bar.

We expect the first two quarters of 2019 to mirror previous years- a holiday boom introduces us to a new wave of additional customers, and that usually results in returning customers in 3-6 months after they were gifted the products. This is in addition to our already existing customer base. First quarter revenue usually drops compared to the holidays, but is higher than Q1 of the previous year as we capture new customers. We anticipate some large expenses in equipment and staffing upon the completion of the funding round. We also are growing out a new product- our cocktail syrup set, and a new revenue stream- cocktail classes over the course of the next 6 months. This will likely boost revenue, given the popularity of the gift sets and the cocktail classes in their limited-release-form in Q4 2018.

Estimating that we hire our sales staff right after closing this round, the Company expects (although cannot guarantee) that it would be at $35,000-$40,000 in revenue, 80% of that in COGS, and about $15000 in monthly fixed expenses during the summer of 2019. The benefit of the sales staff member should compound itself over time, and lead to a considerably better Q4 2019.

The founder has contributed capital to the business, and may continue to do so if needed.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.prattstandard.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Pratt Standard Convertible Note
Early Bird Pratt Standard Convertible Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Victoria Pratt

Appendix E: Supporting Documents

INVEST IN PRATT STANDARD COCKTAIL CO.

maximum target met

$0

raised of $0 maximum target from 0 investors

Craft cocktail syrups to help home bartenders elevate their game

Our premium craft cocktail syrups give home bartenders access to the same quality ingredients as bars so they can make their favorite cocktails at home. For each of the last 3 years, we've doubled our revenue. Just last year, we sold more than 15,000 bottles around the country. About 1 in 5 customers are repeat customers on Amazon. More and more people are making cocktails at home, and we're supplying them with the premium ingredients to do it.



Tory Pratt
Founder
Self-taught chef, background in specialty food, with a passion for quality food and drink

Why did Tory start Pratt Standard? Why should you invest?


Pratt Standard COCKTAIL CO.
CLASSIC COCKTAIL SYRUP SET
THREE 8oz BOTTLES

$ 100 min

REMIND ME (0)

What you are investing in

Custom Convertible Note

$2.5M valuation cap

First $150K investors of this fundraise will invest in a convertible note with a 20% discount.

6% interest

20.0% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $2.5M in the future.

Earning a return

Learn more about convertible notes

Investor perks

$250+
25% discount on product on Amazon or Pratt Standard Website

$500+
3x 8oz Classic Cocktail Syrup Set shipped anywhere in the U.S. (not cumulative)

Why you may want to invest

1. 2x revenue growth year over year.
2. $256K+ revenue in 2018.
3. 15,000 bottles sold (2500 cases) sold in 2018.
4. 1000 gift sets sold in December 2018 through only one platform (Uncommon Goods).
5. 19% rate of customer return.
6. 105 wholesale customers/retail outlets in 14 states. 5000+ customers via Amazon.
7. 20% average gross margins.

Our Ambition

Right now, 40% of Americans make cocktails at home, and that number is growing as more people realize how easy it is to make bar-quality cocktails. We've already proven this to consumers in the DC area, and now's the time for us to expand our sales nationally. We believe Pratt Standard will become the go-to choice for home bartenders around the country, elevating evenings spent at home with friends, family, and loved ones.

signature-01.png

prattstandard.com

$1,000+
Full set of 16oz syrups shipped anywhere in the U.S. (not cumulative)

$2,500+
Tickets to a cocktail class for 4 in D.C. (not cumulative)

$5,000+
Join us for dinner at our founder's home, cooked by our founder, with cocktail pairings, for two. We'll set a few dates, and you pick which one works best for you (not cumulative).

$15,000+
Personal cocktail class for 2. We'll fly out to you. (not cumulative)

see less

cocktails bars_amp_clubs cocktails retail food alcohol

Why I Like Pratt Standard Cocktail Co.

> *As the founder of a marketing firm that has a history of serving start-ups, we have looked at dozens of new companies. We have only ever invested in two. Tory and Pratt Standard Cocktail Co. have the right team, product, and approach - we are excited to be part of the company and its future.*



Tim Neill
INVESTOR IN PRATT STANDARD

THE BUZZ ABOUT PRATT STANDARD COCKTAIL CO.

I was so impressed with the quality and flavor of Pratt Standard Syrups and with the potential for the products I contacted and asked Tory if my husband and I could invest in her company. We are just as impressed with Tory, and her plans for the business, as we are with her products.

Nancy Buchsbaum

Investor in Pratt Standard

[Pratt Standard] ditched the high-fructose goop in favor of natural cane sugar for its Authentic Tonic syrup. And the added cinchona bark—cultivated by the British in India to treat malaria—was enough to persuade us to stash a bottle in our "emergency" cocktail kit.

Outside Magazine

This stuff is amazing. Most grenadine syrups have gotten so bad I'd given up on using them. True Syrup has a deep, lucious fruity flavor, pomagranite heaven. The orange blossom is mild. The spices are the missing link - this is what used to make a Shirley Temple or Roy Rogers a treat. This is what many adults want with their Sangria or sweet-tart delights. Mix just a bit (A tablepoon or two with seltzer water or in lemonade.) Add ice. Soooo good. Will buy again. I'm trying the Kola flavor, soon.

Mrs. C

Customer

[Pratt Standard] was such a cool vendor to me. From their story to the people working to the booth to the very strong, but very delicious, cider they offered featuring their syrups. The thing that makes [Pratt Standard] different from other companies out there is their focus on doing syrups the way they were done pre-prohibition. There are no artificial ingredients, no chemicals to extend shelf life, just pure ingredients that deliver delicious mixes to your cocktails. There are 5 flavors currently offered by [Pratt Standard]: Tonic, Ginger, Rich Simple Syrup, Kola, and Grenadine. If you have a person who loves mixing cocktails or that appreciates a nostalgic twist on their favorite drinks, this is a perfect gift for them!



Lizee Angel

Recipe Blogger

Miscellaneous Distilling makes some fantastic small batch liquors and [Pratt Standard] makes phenomenal hand crafted syrups-put them together and you have the makings of some terrific love potions!

Whitey's

Liquor Retailer

To bring home a piece of DC with you, check out Shop Made In DC, also in Dupont Circle and just a couple of blocks away from Kramerbooks. Grab some syrups form [Pratt Standard] Tonics or some specialty teas from Dorpare Teas and then stay for some Laoban dumplings from the cafe.



Megy Karydes

Contributor for Forbes

I've tried [Pratt Standard's] other cocktail syrups, and this is quickly becoming one of my favorites. I love ginger beer, ginger ale, and ginger flavored cocktails, and boy does this syrup deliver the ginger! You can just taste the real ginger, nothing synthetic here! And what I love most about this syrup is how versatile it is... I can adjust just how gingery I want my drink to be, depending on what I'm making and my mood (so much better than store bought brands that are too sweet or not gingery enough)... just add soda water. Overall, a great purchase and great value. If you haven't tried this or [Pratt Standard's] other cocktail syrups, I highly recommend them... they will completely change your soda, mocktail, and cocktail game!

Amazon Reviewer

Yummy! I've mixed it with lime or lemon flavored seltzer water, makes a great "mocktail" or would be great in cocktails also, lots of ginger zing and nice that you can control the amount of sweetness you put in your drinks.

Amazon Reviewer

Carrying Pratt Standard products drives sales of our spirits, as customers can walk out the door confident they can make delicious cocktails at home with high-quality hand-crafted products.

Meg MacWhirter
Wholesale Customer

WASHINGTON CITY PAPER

Local Food and Drink Holiday Gift Guide

The city's boom in food incubators and small-batch producers means a lot more holiday gift options for locavore food and drink lovers this year. From hot sauce to fancy marshmallows to tonics, here are some D.C.-made products to give-or just keep
October 22, 2018 @ washingtoncitypaper.com

Forbes

3 Hotspots In Washington, DC Serve Up Coffee Alongside The Arts

When traveling to a new city and wanting to get a taste of the local scene, bypass the Michelin-starred restaurants and head to the places where the locals go.
October 22, 2018 @ forbes.com

No Logo

Be TRUE to Your Cocktail

We all know how important fresh, high quality ingredients are to great cooking. Using dried herbs just isn't the same as fresh. Beautiful produce and fish/meats make a world of difference in the taste of a recipe. The same holds true for cocktails.
October 22, 2018 @ hylandhighway.com

The Washington Post

10 things to eat, drink or slurp at The Emporiyum DC

When preparing for the marathon that is holiday eating, it's important to train ... by eating. Ease into winter's gluttony with The Emporiyum DC, a food marketplace where you can eat a lot of things (more than 95 chefs, restaurants and products will
October 22, 2018 @ washingtonpost.com

The Washington Post

Mix better drinks with D.C.-born shrubs, tonics and bitters

You've poured two fingers' worth of Green Hat Gin (made locally in D.C.'s Ivy City neighborhood) into a vintage tumbler purchased from Salt & Sundry (the home goods store founded in Union Market). Are you really going to mix it with a 99-cent bottle of
October 22, 2018 @ washingtonpost.com

CAPITAL COMMUNITY NEWS

A New District of Food and Drink | Capital Community News

The first time I landed in DC, I was moving from New York City - and it was 1990. Outside of living across the street from Eastern Market and getting to know the great family of vendors there, I was a little discouraged at my options for food - both for
October 22, 2018 @ capitalcommunitynews.com

Tastemade

Tart Cherry Cocktail - Washington, DC ~ Local Flight

In this episode of Local Flight, EJ Apaga of Blackjack shows Shawn where to find a tart summer treat and how artisan syrups are made all within the Washington DC area.
October 22, 2018 @ tastemade.com

edible DC

Cake + Cocktails with Kimpton and Shop Made in DC

It's party time! Our friends + partners at Shop Made in DC are celebrating their first birthday, and what better way to toast their success than with cake and cocktails? We can't think of any. Join us Thursday, October 18th as we kick-off their weekend of
October 18, 2018 @ edibledc.com

SAMPAN 舢舨

The American Field Pop-Up returns to Boston featuring the best of fall fashion, food, brews, home and more, Sept. 29 to 30

A.F. POP-UP BRINGS The Best of Fall Fashion, Food, Brews to Boston Saturday, September 29 th& Sunday, September 30 th 11AM - 6PM Innovation and Design Building, One Design Center Place & 21-23-25 Drydock Ave.
September 27, 2018 @ sampan.org

The Ultimate Tonic Syrup Review

I had a $308.15 gin and tonic last week - technically speaking. For home cocktail enthusiasts looking to improve their standard gin and tonics, these tonic syrups provide a simple solution that also allows a level of customization.
September 26, 2018 @ thehumblegarnish.com

Overcoming the Hiccups, Living the Startup Life, and The Beauty in Simplicity with Tory Pratt, Founder of TRUE Syrups and Garnishes

This week we double up on the entrepreneuses with guest host Kat Hamidi of Capitoline Vermouth and Tory Pratt of TRUE Syrups and Garnishes as we discuss the move from international to pre-prohibition, the fine line in educating your customers,
July 9, 2018 @ player.fm

10 Fun Food Events Around DC This Weekend

So many food festivals, so little time. Around the world...in one night! On , chefs from various embassies around DC will face-off to see who is the best culinary master of all at the Thursday Embassy Chef Challenge. Chef Tim Ma of Kyrisan and others judge
May 17, 2018 @ washingtonian.com

Female food pros serve samples, compete for $10K in local competition | WTOP

WASHINGTON - Glen's Garden Market is known for its cold beers, killer sandwiches and locally grown veggies, but the mission of the Dupont Circle grocery spot extends beyond food. When Danielle Vogel opened Glen's Garden Market five years ago, she
April 19, 2018 @ wtop.com

Mixing and Mingling at the Philadelphia Wine and Cocktail Festival at Sugarhouse Casino ExploreWithCassie

Story, photos by Jill Beckel The Philadelphia Wine & Cocktail Festival was the perfect event for wine connoisseurs, mixologists and just about anyone who loves a great wine or cocktail. The event took place at the brand new Event Center at Sugarhouse
September 15, 2017 @ explorewithcassie.com

Where to eat & drink during the Women's March on Washington

On Saturday, January 21, tens of thousands of protesters will take part in the Women's March on Washington. That's a lot of hungry and thirsty people to feed. Luckily, restaurants and bars throughout the District are making them feel extra
January 13, 2017 @ dcrefined.com

2016's Eater Young Guns Semifinalists From the Midwest and Mid-Atlantic

Last month, Eater announced this year's crop of Young Guns semifinalists. These individuals are up-and-coming standouts in the industry and were selected from hundreds of nominees. Over the next few weeks, Eater will offer a look into the lives
June 8, 2016 @ eater.com

DC Local Foodie Gift Guide 2015

It is almost Christmas! You have friends and family who like to eat. Make them happy AND support small-batch food and beverage business owners this holiday season by purchasing goods from our local community. Also, use our general BYT GIFT GUIDE
December 16, 2015 @ brightestyoungthings.com

Satisfy Your Sweet Tooth

From a crazy-sharp kitchen blade and a pretzel-toffee chocolate bar to the Swiss Army knife of bartenders and salted caramels, these are the gifts for the gourmet in your life. True ditched the high-fructose goop in favor of natural cane sugar for its
November 5, 2015 @ outsideonline.com

8 Great Tonic Syrups That Pass the Taste Test

Once upon a time, a gin and tonic was built from an ounce or two of gin poured over rocks, followed by a swell of tonic water. Probably Schweppes. Or maybe Canada Dry. Fever-Tree, the sparkling beverage brand best know for its tonic waters, hit the
October 15, 2015 @ eater.com

Food, Drink and Venture Capitalism - FleishmanHillard

A recent networking event hosted by the National Venture Capital Association and the Emerging Markets Private Equity Association (EMPEA) provided a reminder that even two-person companies can champion the fundamentals of brand management,
September 14, 2015 @ fleishmanhillard.com

Make Classic Cocktails at Home With Our Premium Cocktail Syrups

We make classic cocktail ingredients to help home bartenders up their game. Our five syrups are crafted in pre-prohibition style without any synthetic additives.



We've Doubled Our Revenue Growth Every Year Since 2015

Last year, our total revenue was just over $256K. Wholesale makes up 32% of our revenue, ecommerce is 64%, and the remainder comes from cocktail classes that we host in the DC area.



$50K
$40K
$30K
$20K
$10K
0
Total 2018 Revenue = $256K+
Jan
Feb
Mar
Apr
May
Jun
July
Aug
Sept
Oct
Nov
Dec
Revenue in 2018

More Numbers

105	15,000	20%	19%
Wholesale/retail stores in 13 states	Bottles sold in 2018	Average gross margin	Rate of customer return

What's Next: Nationwide Sales

We set out to prove that people want craft cocktail ingredients in their home. They want to make bar-quality cocktails. We've proven that locally and now we're ready to prove that nationally.

We're going to use this investment for sales staff, digital marketing, and improving our margin.

For sales, we intend to increase our distillery sales because each distillery partnership brings in $2400 a year in annual recurring revenue. There are 1,600 distilleries across the U.S. and we're only in 20. Our syrups help them sell more liquor: it's a win-win.

Letter From the Founder: Anyone Can Be A Mixologist

Dear Investors,

In an age of hyper-connectedness and being glued to our technology, we believe deeply in taking a moment to savor a cocktail with friends and family. We've changed how our customers drink at home. We've made premium cocktails accessible to them, in a way that "mixology" pretends is hard, or even impossible for a home bartender.

Mixology is a myth. The best cocktails are made from just three ingredients, can be made in under 30 seconds, and cost less than $4 to make. All you need is ice, good ingredients, and a recipe. Good liquor is everywhere now, but half of a cocktail is the mixer, and most options out there are loaded with high fructose corn syrup and synthetic chemicals (hello, hangover!).

We're going back to the way cocktails were made, pre-prohibition. There were plenty of doubters- people who said, "Tonic is disgusting, I don't want to try that." I'd say, "I agree with you, and that means you've never had real tonic." Our cocktail ingredients are versatile, delicious, and easy to use. We don't just make cocktail syrups, we help home bartenders up their cocktail game, and we have an incredibly loyal customer base that refuses to go back to synthetic mixers.

We've grown from selling our Tonic Syrup in a single store in Washington, D.C., to a full line of 5 syrups sold in over 105 stores in 14 states and last year we launched on Amazon Prime. We've doubled our revenue year over year since 2015, and we have a real product margin. We've proven local demand in the Mid-Atlantic, and what Amazon demand taught us is there are over 5000 customers from all over the US and Puerto Rico who want our syrups. In 2019 and beyond, we are going to expand digitally and physically to meet those customers and new customers like them. We don't want to stop until everyone has a chance to realize that they can make not just a good, but a great cocktail at home.

At every step of the way, we've listened to our customers- customer demand has been the primary driver for each new product launch. Consumers deserve a premium mixer option that won't go flat, tastes great in thousands of cocktails, is easy to use, and costs $1 or less per cocktail. We provide that.

Join us in our commitment to spreading quality ingredients and cocktail education, and be part of our growth. But most importantly, don't forget the power of connection that sharing a good cocktail with friends and family creates- enjoy a cocktail tonight, and think of us.

Cheers,



Tory Pratt
Founder
Pratt Standard Cocktail Company

Founder



Tory Pratt

Founder

Self-taught chef, background in specialty food, with a passion for quality food and drink

AND THE REST OF THE TEAM



Ben Alt

Production Manager

F&B professional with 10 years of experience in the industry managing premium F&B operations



Caroline Pratt

Brand & Marketing Director

Senior Art Director @ WeWork, passionate about elegant, effective design and cocktails. (contractor)



Neil Shah

Strategic & Financial Advisor

Serial entrepreneur with expertise in management, marketing, and tech. Exited a recent tech venture.

Interview

Wefunder interviewed Tory Pratt on February 14, 2019.

– COLLAPSE ALL

WF: What is Pratt Standard Cocktail Company? ^

PRATT: Pratt Standard is a craft cocktail ingredient company. We make five different types of craft cocktail syrups. They're inspired by pre-prohibition recipes, so they're all made authentically the way they were made before 1910 without the synthetic chemical additives used in most modern mixers. We have a tonic syrup that's made from the natural source of quinine, a ginger syrup made from whole ginger root that we peel and juice ourselves, a grenadine made from pomegranate juice, cane sugar, and orange flower water, a rich simple syrup made from demerara sugar, and a kola syrup with authentic kola nuts that is made the way it was made before 1890. They're all designed to help home bartenders up their cocktail game.

WF: So, you're targeting home bartenders as opposed to bartenders in bars? ^

PRATT: Correct. In the long term, we definitely will want to work with bars, and think bars will want to work with us. On-premise accounts could be a big part of our marketing, but for right now, we're really focusing on home bartenders, because it's a new class of product for this market and the market is growing rapidly. The mixers that are out there on the market for consumers are usually made of high-fructose corn syrup and other synthetic chemicals. Consumers don't have access to the premium ingredients you'd get at a bar. So, Pratt Standard is working to enable home bartenders with high-quality mixers and the cocktail education they need to make awesome bar-quality cocktails at home.

We don't really believe in "mixology". It's just a marketing tool bars use to charge consumers $15 for a cocktail. Most premium cocktails cost less than $4 to make, are made from just 3 ingredients, and take less than 30 seconds to make. If something is that simple of a process, anybody can do it at home. Most people spend an hour a day cooking, or 15 seconds opening a bottle of wine- why not 30 seconds for a premium cocktail? Our mission is really to dispel the idea that making premium cocktails is hard. A lot of people think they could never possibly make a bar-quality cocktail in their own home. So, an important part of what we do is educate our customers about cocktail craft. In October we launched a very successful series of cocktail classes in the D.C. area, and we're working on better social media engagement around cocktail theory and technique. Our syrups happen to be something that we suggest that people use, but the focus is really on a movement that we want to build around people being able to make cocktails at home and having their own cocktail parties. We may build out a line of barware products that would go along with everything, release a recipe and theory book, or launch a line of garnishes. Right now, we need to focus on what's worked for us and growing our customer base, but I could see the business growing into a full-service cocktail business- not just syrups.

WF: You recently rebranded. Why? ^

PRATT: When I started this company in 2014, I wanted the brand to be about authenticity. And we were- TRUE Syrups & Garnishes was a great name to convey the authenticity in our syrups. Since then we've realized this company and our products are about a lot more than authenticity, and a lot more than syrups. Yes, we sell syrups. Our company is about premium quality, flavor, and authenticity in our products. But what we're really about is the genuine interaction that sharing a cocktail with someone can bring, which is much broader than a name that means "authentic syrups". In an age of hyper-connectedness and being glued to our technology, we believe deeply in taking a moment out to savor a cocktail with friends and family. So we are changing the name to something that I feel conveys quality, authenticity, premium flavor, and connectedness- something that's deeply embedded in me and my path to running this company- my last name: Pratt.

All of my friends know I've always been obsessed with food, flavor, and connecting with others over a meal and a cocktail. I even wrote my college entrance essay for the Georgetown School of Foreign Service about how food can serve as a bridge between people and worlds. What a lot of my friends don't know is that I grew up around the food industry. My mom, Kay Pratt, was a caterer, and she and my dad, Dave Pratt, started a smoked seafood business in Philadelphia when I was young. In the end, the Pratt family standard for food is about all the things that this company is about- authenticity, premium quality, flavor, and connectedness, so it just fits better than the old name.

WF: What is your near-term focus?

PRATT: We're currently focusing on growing what's been working for us. We launched a syrup set for this past holiday season- a set of three smaller-sized bottles in a beautiful box with recipes on the inside and outside. We hypothesized that this would allow customers an easier entry point than committing to a single larger sized bottle. We sold over 1000 units from mid-November through December, and we hadn't even launched it on Amazon yet. At our in-person sales events and trade shows, we found that the gift sets didn't cannibalize sales of the large bottles. Our return customer rate on our existing bottles on Amazon, since we launched in January 2018, is 19%, and it appears to be rising. Our products last for six to 12 months in the fridge and take some time to go through (since they are concentrates), so that number is most likely low and we're hoping the gift sets will drive that up even further.

WF: Who are your customers?

PRATT: We have basically three major buckets of customers. We have young professionals who are 25 to 45 years old and have disposable incomes and an interest in health, premium food, liquor products, and distilleries. We also have female homemakers who are 45 to 65 years old, and they buy the products for hostess gifts and cocktail parties. Then, we have the third group, which is men who are 45 to 65 years old and have large disposable incomes and an interest in whiskey and home cocktail making. All of those groups are basically evenly distributed in terms of our customers, although the two older groups tend to have a higher lifetime value. It's also important to note that we have a set of really dedicated customers who don't drink alcohol but want to make great craft mocktails, so they use our syrups to create non-alcoholic sodas, punches, and mocktails.

WF: How did you find out who your customers are?

PRATT: A lot of it is just determined by traffic to our site, which we can identify through Google Analytics. I do a lot of events, so I meet a lot of our customers, at least in the Mid-Atlantic and Northeast, and many of them come back regularly.

WF: How did you start the company, and what has the journey been like?

PRATT: I grew up around the food industry. Instead of an allowance, my mom used to give me a spoonful of mystery food, and if I could identify all the ingredients in it, she'd give me $5. She was trying to train me to taste things from a very young age. So, food and beverage always fascinated me. And I always knew I wanted to do something in this space.

Fast forward to 2014, I tried a bottle of local gin from D.C., and I absolutely loved it, but I tried to make a gin and tonic, and I couldn't taste the gin anymore. So, I looked at the back of the tonic bottle and saw it was loaded with high-fructose corn syrup, synthetic quinine, citric acid, and seltzer, and I said, well, high-fructose corn syrup didn't exist when gin and tonic first came about, right? So, how was this originally made? And I looked into the history of it, and after about 47 different recipe iterations, I came up with an authentic tonic syrup recipe and tried it out on friends and family.

In the fall of 2014, we started selling at a local pop-up shop. Within weeks, we were featured in three different holiday gift guides, and I really haven't been able to look back since. We launched our second product, which was our grenadine, in February of 2015. I had originally thought that we were going to launch a series of different types of tonic syrups, but I just listened to our customer base, and basically every product we've released since that time has been at the request of a large number of our customers.

We've grown to 105 stores in 14 states. Then, in January of 2018, we launched on Amazon Prime, which was huge for us. It's just been an amazing sales outlet for us, and we've gone from $2,500 in sales on Amazon in January to now averaging $16,000 a month in sales outside of the holiday season (in December we did $31,000). That's just on Amazon, with minimal advertising only on Amazon, and 74% of those sales come from organic search. In October we launched a series of classic cocktail classes in the DC area, which not only are profitable on their own, they trained 300 people to become super-users of our products. In November, we soft-launched our syrup set through direct sale events and Uncommon Goods, and we sold 1000 units, which is really strong for a new product. We're also in talks with a national hotel chain to provide syrups for their in-hotel restaurants.

WF: In terms of your wholesale distribution, what's your monthly run rate of sales right now?

PRATT: Right now, it's about $26,000. Amazon is more than half of that. We are definitely seeing growth in our wholesale channel, and there's so much in that channel that we haven't been able to take advantage of. Our best customers are distilleries looking to sell the syrups as a complementary product to their craft liquor. Most distilleries in the US were started in the last five years, and are releasing vodka, gin, and rum for cashflow while they wait for their whiskey to age four or five years. But customers won't drink clear spirits straight, so that's where our products come in.

So, we provide the syrup and recipe cards, and they can more easily make the sale of their clear bottle of liquor if they sell it along with our syrup. These distilleries are growing exponentially in the United States, and each one of our distilleries is worth about $2400 a year to us. We're only in 22 distilleries right now, and there are currently 1600 in the United States. So, if we could even tap into 25% of that, we'd be at $1 million in annual wholesale revenue, just from that.

WF: How are you doing the distribution?

PRATT: We're currently self-distributing, because it costs us considerably less to self-distribute, even with shipping and everything, than it costs for us to work with a distributor. Our strategy is to build out our retail locations until we have a large enough presence that we can negotiate a good relationship with a distributor to handle those accounts.

WF: What types of retail locations are you in?

PRATT: We have 105 stores in 14 states. That includes distilleries, premium grocers, specialty gift shops, and liquor stores. Those are really the four main types of wholesale customers that we have. We are in a couple of Whole Foods in the D.C. Area. And then we're also in a few Williams Sonomas, which seems to be a better growth area for us. At Williams-Sonoma, our product looks cheaper than other products on the shelf, even at $22.95.

WF: What is your price point?

PRATT: It's $18.99 on Amazon, and $17 suggested at our wholesale outlets so they have an edge over Amazon. The $17 price point is a sweet spot because you get 16-64 drinks out of a bottle depending on the product and what you're using it for. It's easy for customers to do the math that it ends up being $1 per drink or less, and we point that out to customers at in-person sales events all the time.

WF: What does it retail for in a Williams Sonoma?

PRATT: I think they're retailing it for as high as $22.95, and it's selling.

WF: How big is the bottle?

PRATT: It's 16 ounces. You get between 16 and 64 drinks out of a bottle. So, while it is $18.99 in terms of the bottle cost, on a per-drink basis, it's actually way less than a lot of the other premium mixers out there.

WF: In 2019, do you see more growth coming from online sales on Amazon or offline sales through the wholesale?

PRATT: I'm really focusing on growth in both. I do think that Amazon is a more easily scalable vertical for us, but I think that our wholesale growth is also really important for two reasons 1) our margins are way better on wholesale, and 2) having a physical brand presence is important for a premium brand like ours, especially through perfectly on-brand wholesale outlets like distilleries. Our margin for wholesale is about 44%, whereas our margin on Amazon hovers around 7%. I really want to grow both safely and not put all our eggs in one basket. I also think there is room for growth in two other areas, but only with this investment: 1) our direct to consumer sales through our website. We could offer a super-premium experience with those sales that we haven't been able to yet, which this investment would give us the resources to develop and scale, and 2) direct to consumer trade shows throughout the country. We do many holiday shows around the DC area, but this investment would give us the ability to travel and do shows all over the country. We make our best margin on these events, out of all the revenue we do.

WF: Do you have any concrete plans to expand the product line?

PRATT: I definitely have ideas of other classic syrups and maybe even some garnishes that we'd want to release. We have two syrup products that I would like to release in the next year, one that is incredibly versatile and is really easy to use, and one that is more of a niche product that addresses trends in the cocktail market. I'd also like to use some of this investment to release two more cocktail syrup sets- a set of our ginger, tonic, and kola as a soda set, and perhaps a tiki set.

WF: How big is your team?

PRATT: We're a small team, but we've grown the business a lot despite that. As the Founder, I focus on new product development, all administrative functions, sales, events, and anything not covered by the rest of the team. My sister Caroline Pratt is our graphic designer, brand lead, and marketer. My husband Neil Shah is also an entrepreneur and helps with strategy and marketing. Ben Alt is our Production Manager. He handles all ordering, and makes sure all product gets made and delivered, and works on events and new product development. He also manages three part-time production staff members, who make sure the product gets made properly. We also have a few dedicated investors- including one who is helping to build out our digital marketing, and another that helped introduce us to the Texas market. So, we've been able to accomplish a lot as a very lean team, and I've been looking to investors and advisors to help build out the capacities that we lack.

WF: How is the production done?

PRATT: We operate out of a community incubator space called Mess Hall in Northeast D.C., which is home to about 40 different businesses. We make, bottle, and label the products out of this space on a weekly basis. Co-packing has never been anything but an emergency option for us, since quality control can be difficult with co-packing and quality is integral to our brand. We love working out of Mess Hall, but eventually for our long-term growth we will need our own production facility, which would also offer opportunities to expand our revenue streams. It would be similar to a distillery, with a tasting room in the front of it where we teach cocktail classes and sell cocktails with local craft liquors, and we also run the wholesale and e-fulfillment sides of the business out of the back. That's a near-term goal for the business, which we'd like to achieve within the next 3-5 years.

WF: How much capacity do you have right now? Could you double or triple your monthly sales in your current location?

PRATT: I actually think we could deal with quadruple our current sales within Mess Hall. We spent the last year building up inventory, at some times we produced at 4x the current rate of sales, with just one shift a day. If we're not at the point where we want to invest in our own production facility yet, we could start working with a co-packer for some of our products and then produce mostly out of the space while we're building out our own production facility. But the ideal scenario would be that we just build our own production facility and move straight into that.

WF: Who is your competition and what differentiates you from them?

PRATT: There is the obvious competition from large-scale carbonated mixer companies like Schweppes, Fever Tree, and Q Drinks, where we differentiate clearly on craft feel, flavor, natural ingredients, quality sourcing, and versatility of a syrup over a pre-carbonated solution (most craft cocktails aren't carbonated). Then there are a couple of other classic cocktail syrup companies out there. The biggest ones are companies like Jack Rudy, Liber & Company, and Pickett Brothers Ginger Beer. Those are probably our biggest competitors, though there are others. They started before we did, and while I respect what they have done in this industry, I think that they entered the market way too soon and just slapped premium branding on non-premium products.

I come from a food background. I tasted all of those syrups in the beginning, and they tasted like cough syrup to me. A lot of the people who enter this space are bartenders- many bartenders make their own cocktail syrups to give a craft feel to their cocktails. Making syrup is a cooking process, not a bartending process, though. With a background in food, we have been able to extract botanicals and to cook our syrups for maximum flavor- skills that have been critical to the success of our business thus far. We also ruthlessly test our products during product development to make sure that they are versatile, easy to use, and taste good at any dilution and any temperature in a cocktail, mocktail, or soda. The quality flavor of our products is what our customers come back for again and again.

We don't skimp on ingredients, which is a big part of the picture. We use a raw, fair trade, organic cane sugar for three of our products. It's two or three times the cost of Domino, but it affects the quality and the flavor so much that it's worth it. Many of our competitors are willing to use extracts as opposed to whole spices, and it makes their products lacking in flavor.

Also, honestly, I think our branding is better. A lot of syrups out there look like medicinal syrups, which is not really what we want to go for. Our syrup is made for cocktails. It should be fun. It should be classic and look like it tastes good, not like medicine.

So, the differentiation is the quality of products, versatility, ease of use, flavor, and branding. This investment would help us invest in retaining our customers through another critical point of differentiation that we've been working on for the last quarter- cocktail education. Many people don't know what to do with a cocktail syrup, but once they've learned with our products, we become their go-to source for all things cocktail-related. We are looking forward to using this investment to bolster that education and make it more readily available in our digital marketing.

WF: Do the other companies have the same vision around building the movement of home bartenders? ^

PRATT: From what I understand, a lot of them are currently trying to sell to bars. Some of them have a direct-to-consumer component, and they are selling on places like Amazon. Their marketing doesn't focus as much as ours about teaching people how to make cocktails at home, giving them cocktail theory to run with, and giving them the tools to impress their friends and family with their cocktail skills. One thing I've learned with this business is that half of the battle is getting the customer to open the bottle once they've purchased it, instead of just letting it sit on their bar for looks. If you can give the customer an easy way to open the bottle, they'll go through it, and then they will purchase again and again.

In my mind, it's a good thing if somebody goes out and buys a bottle of Jack Rudy or Liber & Company, because they're trying to use a syrup, and they're more likely to pick up my product as a result (as long as the flavor doesn't deter them). I bought a bottle of Jack Rudy and Liber & Company when I started this business, and I had one sip and that's all because I didn't like how it tasted. Our customers finish the bottle and then they come back, and they buy again and again, and they share it with their friends. I think we are building a movement and completing the sale by converting people to regular users in a way that these other companies are not.

WF: How are you trying to build the brand with your end-consumers as well as develop relationships with the retailers? ^

PRATT: Our focus is mostly on building relationships with the end-consumer because the end-consumer is going to be the person who goes to the retailer and says, "I want this", which at the end of the day builds the relationship with the retailer. We do often cross-promote with distilleries, our top wholesale customer, which helps build and solidify those wholesale relationships, and we offer demos at every new retailer who sells our products. We are building our brand with end-consumers through digital marketing, demos, and the cocktail class series we recently launched. The cocktail classes have been great for cultivating super-users for our products. We're a small company, though, and this investment will go a long way towards professionalizing those avenues.

WF: Does your digital marketing include organic social media or paid Facebook ads? ^

PRATT: We're working on professionalizing our digital marketing. One of our investors runs a digital marketing firm, and has been helping us improve our brand presence on social media. Until recently, all of our advertising was organic, with a few paid Facebook ads around the holiday season. We do pay for advertising on Amazon, and our advertising cost of sale (ACoS) hovers around 20%, and 74% of our Amazon sales are from organic search, not ads. With this investment we are going to build our our digital marketing and advertising to include more paid Facebook and Instagram ads, sponsored blog posts, with a content focus on cocktail education and recipes.

WF: So, on the paid ads side, are you basically sending those customers to Amazon? ^

PRATT: Yes, until now our only consistent paid advertising has only been on the Amazon site, and our sales on Amazon are only coming from within Amazon. With this investment, our paid ads on Facebook and Instagram will hopefully capture traffic from outside of Amazon and drive it to Amazon or our website.

WF: Is the ROI good on those ads?

PRATT: It is very good on our Amazon ads, and we hope to see similar returns from the broader advertising strategy we can implement with this investment. Our advertising cost of sale (ACoS) on Amazon is 20%, so we spend roughly $200 to get $1000 worth of revenue off of Amazon, and that's mostly going towards new customer acquisition. Our average lifetime value for return customers (19% of our e-commerce customers) is $316. They'll spend $316 with us over the course of the next five years, and we're planning in that time to develop better economies of scale that will reduce our costs and improve our Amazon margin, which is currently around 7% including ads. As we develop our Amazon customer base, our ACoS for that existing customer base will go down and we will hopefully reap better margins. Not to mention that 74% of our Amazon sales come from organic search and Amazon search optimization, which we pay nothing for.

WF: That's powerful data. You spend a dollar and bring in five dollars of revenue with a margin on Amazon in your first year, and you haven't even explored other channels for advertising or ecommerce.

PRATT: Exactly. One of our investors, who helps run our digital marketing now is part of a firm that specializes in driving revenue to Amazon. So, we're working with his expertise to help build our digital marketing in a way that will maximize Amazon sales.

WF: How aggressively are you looking to grow in the short term?

PRATT: Definitely very aggressively. It's important that we grow aggressively right now because there are other syrup companies out there, and we want to become the gold standard. Between our Amazon growth and wholesale growth in the next year with a new Sales Manager, I think that we will grow to at least $850K in annual revenue.

In 2018, with holiday sales, we ended up at $256K in annual revenue. I can understand how potential investors might think a more than 3x growth in one year is a lot for a small business like ours to expect. Realistically, with just me doing sales, our sales have doubled every year since 2015. If we add a dedicated sales manager, and they bring in just two new distillery customers a week, we'll add $250,000 in revenue from that alone, not to mention the organic growth we have seen in the past, and what I'll be able to contribute to sales in 2019.

WF: In five years, how big is this thing going to get?

PRATT: The market is huge. And that's putting it lightly. Look at Fever-Tree. It's a relatively new company, and it's a premium mixer product. It's a $3 billion company now. Fever-Tree is a pre-carbonated solution, which is great, but if you really want to have a craft bar at home, you need to have syrups so that you can make the 80% of craft cocktails that are not based on carbonated soda. We are the next stage of premium mixer. I think the market is big currently and is growing rapidly. In five years we could be a $12 million company.

When I met customers three years ago, the idea of a syrup in their cocktail was foreign to them. Now I have people walk up to me and ask "Oh, are these syrups for craft cocktails?" Consumers are aware that premium syrups are important for good cocktails, and they're making more cocktails are home than ever before. As I mentioned before- it takes about as much time to open a bottle of wine as to make a craft cocktail, so people are catching on to making cocktails at home.

There is a lot of potential to grow this business to be sold, which is what we are aiming for, and there are definitely avenues for us to sell. A company called Stirrings, which produces a more basic cocktail syrup product, was bought out by Diageo, one of the biggest liquor companies in the world. Syrups are a perfect complementary product to liquor. Liquor companies have been buying up premium liquor brands to keep up with consumer demand for premium and super-premium liquor. The last thing Diageo wants is for somebody to buy a bottle and leave it on their bar. They want them to open it and run through it and buy it again, just like all the craft distilleries in the U.S., and we provide that solution for them.

WF: So, acquisition by a spirit company is a possible strategic exit down the line?

PRATT: Absolutely, and there also are a lot of premium soda companies like Coca-Cola and Pepsi, that are trying to enter into this space, and they can't seem to do it themselves because there's just a low-quality association with their brands. Another possible exit strategy would be selling to Sodastream (now owned by Pepsi) as a premium product that is complementary to their offerings. So, there are lots of different avenues for exit here, and we would definitely want to grow to the point where we'd be a good model for acquisition. We're not just building a lifestyle business here.

WF: Do you have any data on the market growth of cocktail making?

PRATT: Absolutely. Spirits account for roughly 37% of all alcohol sold. Liquor sales have grown 40% in the last 10 years, and roughly half of that growth comes from small distilleries. Craft distillery retail sales grew 27% in 2017, and the number of craft distilleries has grown by over 500% in the last 8 years, and most of them are producing clear liquors that require mixing. 25% of US consumers make cocktails at home. About 55% of American consumers actually drink alcohol or have had alcohol in the last month, and 33% had alcohol at home. The market is growing very quickly, in terms of both craft distilleries and the number of people who are drinking at home. We're trying to take advantage of that as much as possible.

WF: How do you plan to spend the money from the raise?

PRATT: We want it to go towards three categories: 1) dedicated sales staff, 2) efficiency and COGS improvements, and 3) strategic marketing.

For sales, we want to hire a sales manager who will build out the wholesale side of the business, travel outside of the DC area, and do trade shows. In terms of marketing, we want to build out our digital marketing, invest in ads, and expand our cocktail classes.

In terms of efficiency and COGS improvement, we'll invest in equipment that will reduce our cost of goods sold and improve our margin. We'll also build out our inventory, and change our production schedule to capitalize on economies of scale and take advantage of our 12-month shelf life.
With this raise, we should be able to expand to a really broad national presence within the next couple of years and then set our sights on Europe for 2020, because they also have a huge, growing cocktail scene.

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1 Half of our business is done through Amazon. Should Amazon remove us from their site or change their business model our business could be compromised. We're working with an e-fullfiller to ensure that doesn't happen, but Amazon can change their regulations and we have little leverage to skirt them.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Pratt Standard Cocktail Co. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?